UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(720) 499-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CDEV	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Offers and Consent Solicitations

On May 22, 2020 (the “Settlement Date”), Centennial Resource Production, LLC (“CRP”), a wholly owned subsidiary of Centennial Resource Development, Inc. (the “Company”), completed its private exchange offers (the “Exchange Offers”) pursuant to which $110,552,000 aggregate principal amount of CRP’s 5.375% Senior Notes due 2026 (the “Old 2026 Notes”) and $143,649,000 aggregate principal amount of CRP’s 6.875% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2026 Notes, the “Old Notes”) were validly tendered and exchanged by eligible holders for aggregate consideration consisting of $127,073,000 aggregate principal amount of newly issued 8.00% Second Lien Senior Secured Notes due 2025 (the “Second Lien Notes”).

Issuance of Second Lien Notes

The indenture governing the Second Lien Notes (the “Second Lien Notes Indenture”) dated the Settlement Date, by and among CRP, the Guarantors (as defined below) and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), contains covenants that, among other things and subject to certain exceptions and qualifications, limit CRP’s ability and the ability of CRP’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated or unsecured indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. The Second Lien Notes bear interest at an annual rate of 8.000% payable in cash. Interest on the Second Lien Notes will be paid on June 1 and December 1 of each year, with the first interest payment to be paid on December 1, 2020. The Second Lien Notes will mature on June 1, 2025.

The Company has the option to redeem all (but not less than all) of the Second Lien Notes, at any time prior to May 22, 2021 on a single occasion, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, if such redemption is made entirely with proceeds from equity offerings or the issuance of unsecured indebtedness. At any time prior to June 1, 2022, the Company has the option to redeem the Second Lien Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Second Lien Notes redeemed plus accrued and unpaid interest and a “make-whole premium.” The Second Lien Notes are redeemable at the Company’s option, in whole or in part, at any time on or after June 1, 2022, at specified redemption prices, together with accrued and unpaid interest. In addition, at any time prior to June 1, 2022, the Company may redeem up to 35% of the aggregate principal amount of each of the Second Lien Notes, including any permitted additional Second Lien Notes, with an amount of cash not greater than the net proceeds of certain equity offerings at a redemption price equal to 108% of the principal amount of such Second Lien Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. Under the terms of the Second Lien Notes, certain change of control triggering events will require the Company to make an offer to purchase the Second Lien Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Second Lien Notes and related guarantees are secured on a second-priority basis, subject in priority only to certain exceptions, on substantially all of the assets of CRP and the Guarantors, including deposit accounts and substantially all of their proved reserves and undeveloped acreage (the “Collateral”). In addition, the Second Lien Notes are guaranteed, subject to certain exceptions, by the Company and each of CRP’s wholly owned subsidiaries, Atlantic Exploration, LLC and Centennial Resource Management, LLC (collectively, the “Guarantors”).

If an Event of Default (as defined in the Second Lien Notes Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency), the Trustee or the holders of at least 25% in principal amount of the outstanding Second Lien Notes have the ability to declare all the outstanding Second Lien Notes to be due and payable immediately. If an Event of Default relating to specified events of bankruptcy or insolvency occurs, all of the outstanding Second Lien Notes become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Second Lien Notes.

In connection with the issuance of the Second Lien Notes, on the Settlement Date, CRP entered into a Second Lien Pledge and Security Agreement (the “Security Agreement”) by and among CRP, the Guarantors and the Collateral Agent. Pursuant to the terms of the Security Agreement, CRP and the Guarantors granted to the Collateral Agent, for the benefit of the secured parties named therein, a security interest in, and lien upon, the Collateral.

The foregoing summary is not intended to be a complete description of the Second Lien Notes Indenture and Security Agreement and is qualified in its entirety by reference to the full text of the Second Lien Notes Indenture, which is attached hereto as Exhibit 4.1, and the Security Agreement, which is attached hereto as Exhibit 10.1, each of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the disclosure set forth under Item 1.01 and Item 8.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On the Settlement Date, the Company issued a press release announcing that CRP completed the Exchange Offers. A copy of the press release is included as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01.	Other Events.

On the Settlement Date, CRP and the Company entered into supplemental indentures relating to the indentures governing the Old Notes pursuant to which the Company became a guarantor of CRP’s obligations thereunder.

The foregoing summary is not intended to be a complete description of the supplemental indentures and is qualified in its entirety by reference to the full text of such supplemental indentures, which are attached hereto as Exhibit 4.2 and Exhibit 4.3, each of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

4.1	Indenture, dated as of May 22, 2020, by and among CRP, the guarantors party thereto and UMB Bank, N.A., as trustee and collateral agent.

4.2	First Supplemental Indenture (2026 Notes), dated as of May 22, 2020, between Centennial Resource Development, Inc., as parent guarantor, and UMB Bank, N.A., as trustee.

4.3	First Supplemental Indenture (2027 Notes), dated as of May 22, 2020, between Centennial Resource Development, Inc., as parent guarantor, and UMB Bank, N.A., as trustee.

10.1*	Second Lien Pledge and Security Agreement, by and among CRP, the grantors party thereto and the Collateral Agent.

99.1	Press Release Announcing Settlement of Exchange Offers dated May 22, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Centennial agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2020	CENTENNIAL RESOURCE DEVELOPMENT, INC.

	By:	/s/ George S. Glyphis
George S. Glyphis
Vice President, Chief Financial Officer and Assistant Secretary